Exhibit 5.1
[SNELL & WILMER L.L.P. LETTERHEAD]
June 8, 2006
Zila, Inc.
5227 North 7th Street,
Phoenix, Arizona 85014-2800
     Re: Registration Statement on Form S-3 of Zila, Inc.
Dear Ladies and Gentlemen:
     We have acted as counsel for Zila, Inc., a Delaware corporation (the “Company”) in connection with the registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to an aggregate of 1,200,000 shares of the Company’s Common Stock, $0.001 par value per share (the “Shares”) issuable upon exercise of that certain warrant for the purchase of shares of the Company’s common stock, dated March 24, 2006 and amended and restated on June 6, 2006 (the “Warrant”). The Shares are to be offered and sold by that certain stockholder of the Company named in the Registration Statement (the “Selling Stockholder”).
     The Shares are being registered pursuant to the registration rights agreement, dated as of March 24, 2006 (the “Registration Rights Agreement”) between the Company and Black Diamond Commercial Finance, L.L.C. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
     We have participated in the preparation of the Registration Statement and have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records and documents of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.
     In arriving at the opinions expressed below, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records,

Zila, Inc.
June 8, 2006

documents, instruments, and certificates we have reviewed. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.
     Based on the foregoing, and subject to the further qualification set forth below, it is our opinion that the Shares have been duly authorized and, when issued by the Company upon exercise of the Warrant in accordance with the terms and conditions of the Warrant, will be validly issued, fully paid and nonassessable.
     Our opinion in the immediately preceding paragraph is subject to the following: we express no opinion as to (a) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances and preferences, (b) rights to indemnification and contribution contained in the Registration Rights Agreement, which may be limited by applicable law or equitable principles, or (c) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration regardless of whether considered in a proceeding in equity or at law.
     The foregoing opinion is limited to the Delaware General Corporation Law and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus which forms a part of the Registration Statement and any supplement or supplements to such prospectus. By the giving of such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or within the meaning of the rules and regulations of the Commission.
Very truly yours,
SNELL & WILMER L.L.P.